Exhibit 99.1

July 31, 2012

NCR announces next phase of its pension strategy to materially reduce the size of its pension liability

Company expects to improve its underfunded position by an estimated $800 million through contributions to the U.S. qualified pension plan and a voluntary lump sum payment offer to certain former employees who are participants

DULUTH, Ga. - NCR Corporation (NYSE : NCR) announced today that it expects to make a contribution to its U.S. pension plan and offer a voluntary lump sum payment option to certain former employees who are deferred vested participants of the U.S. pension plan who have not yet started monthly payments of their pension benefit. The planned contributions will be financed through capital market borrowings.

“These actions are major steps toward our objective of permanently reducing NCR's pension liability and supporting our profitable growth strategy,” said Bill Nuti, NCR's Chairman and CEO. “The transactions will reduce the size of the U.S. plan, improve plan funded status, free up cash flow, reduce pension-related expenses and lock in attractive financing rates. Importantly, the transactions will strengthen our balance sheet, enhance our capability to invest for growth and strongly position NCR to execute its strategic priorities.”

The actions announced today constitute the second phase of NCR's pension strategy. In April 2010, NCR announced the first phase of its strategy to substantially reduce future volatility in its U.S. pension plan through a rebalancing of its asset allocation to a portfolio of entirely fixed income assets by the end of 2012. As a result, fixed income asset allocation increased from 39 percent at the end of 2009 to 80 percent in 2011, and is expected to be at 100 percent fixed income by year-end 2012.

The total liability associated with the U.S. deferred vested participants is approximately 33 percent of the U.S. pension liability. In the coming weeks, NCR will contact approximately 23,000 eligible deferred vested participants with personalized information about the voluntary lump sum offer, which is designed to give them more flexibility in managing their retirement. NCR expects to complete lump sum payouts under the voluntary lump sum offer by year end 2012.

NCR is being advised by J.P. Morgan in the review and implementation of its comprehensive pension strategy.

A conference call is scheduled for today at 5 p.m. EDT to discuss the next steps in NCR's pension strategy. The conference call number is 1-888-843-9982 Participant Passcode: NCR. Access to the conference call and a presentation describing the pension strategy will be available on NCR's website at http://investor.ncr.com/.

Overview of voluntary lump sum offer

The details of the offer will be described in the personalized information eligible deferred vested participants will receive in the coming weeks.

The offer will include the following choices, which are designed to provide greater flexibility in managing retirement assets:

•	One-time lump sum payment rolled over to an IRA or another employer's qualified plan (if permitted by that plan)

•	One-time lump sum payment rolled over to the NCR Savings Plan (for NCR Savings Plan participants only)

•	One-time lump sum payment in cash payable in December 2012

•	Monthly annuity payment (single life or joint and survivor) commencing in December 2012

•	Take no action (remain in the U.S. pension plan as a deferred vested participant)

Eligible participants will have from August 31 until October 31, 2012 to make a decision on these options. Participants with questions prior to August 31 can visit the NCR website http://www.ncr.com/ncr-lump-sum-offer for additional details on the offer.

Participants who are currently receiving monthly benefits from the U.S. pension plan (retirees), active participants (current employees of NCR) of the U.S. pension plan and certain other participants of the U.S. pension plan are not eligible for this offer.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR's assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, hospitality, gaming, public sector, telecom carrier and equipment organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Duluth, Georgia.
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NCR is a trademark of NCR Corporation in the United States and other countries.

News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com

Jeff Dudash
NCR Corporation
919.435.6976
Jeff.dudash@ncr.com

Investor Contact
Gavin Bell
NCR Corporation
212.589.8468
gavin.bell@ncr.com

Notes to investors
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as "seek," "potential," "expect," "strive," "continue," "continuously," "accelerate," and other similar expressions or future or conditional verbs such as "will," "should," "would" and "could". They include statements as to NCR's anticipated or expected results; future financial performance; projections of revenue, profit growth and other financial items; expectations regarding pension metrics, future contributions and funding obligations, and the economic and other effects thereof; plans with respect to lump sum payment options to be offered to certain pension plan participants and the effect thereof; strategies and intentions regarding NCR's pension plans; discussion of other strategic initiatives and related actions; comments about future market or industry performance; and beliefs, expectations, intentions, and strategies, among other things. Forward-looking statements are based on management's current beliefs, expectations and assumptions, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control.
Forward-looking statements are not guarantees of future performance, and there are a number of factors, risks and uncertainties that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. In addition to the factors discussed in this release, these other factors, risks and uncertainties include those relating to: domestic and global economic and credit conditions, including the ongoing sovereign debt conditions in Europe, which could impact the ability of our customers to make capital expenditures, purchase our products and pay accounts receivable, and drive further consolidation in the financial services sector and reduce our customer base; the financial covenants in our secured credit facility and their impact on our financial and business operations; our indebtedness and the impact that it may have on our financial and operating activities and our ability to incur additional debt; the adequacy of our future cash flows to service our indebtedness; the variable interest rates borne by our indebtedness and the effects of changes in those rates; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; manufacturing disruptions affecting product quality or delivery times; the effect of currency translation; our ability to achieve targeted cost reductions; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; our ability to sell higher-margin software and services in addition to our hardware; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company's accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; market volatility and the funded status of our pension plans; the success of our pension strategy, including our ability to successfully execute our plan to make a contribution to our U.S. pension plan and to offer a lump sum payment option to certain pension plan participants; compliance with requirements relating to data privacy and protection; expected benefits related to acquisitions and alliances, including the acquisition of Radiant Systems, Inc., not materializing as expected; and other factors detailed from time to time in the company's U.S. Securities and Exchange Commission reports and the company's annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE: NCR Corporation